Exhibit 10.5

Transitional Services Agreement

between

Jianpu Technology Inc.

and

Rong360 Inc.

September 22, 2017

i

This Cooperation Agreement for the Transitional Period (this “Agreement”) is executed on September 22, 2017 (“Execution Date”) by and between both parties:

(1)             Jianpu Technology Inc. (“Jianpu”), an exempted limited liability company incorporated and existing under the laws of the Cayman Islands; and

(2)             Rong360 Inc. (“Rong360”), an exempted limited liability company incorporated and existing under the laws of the Cayman Islands.

For the purpose of this Agreement, Jianpu and Rong360 shall be referred to as a “party”, respectively, and “parties”, collectively.

Whereas

Whereas, Rong360 holds 100% shares of Jianpu on the Execution Date of this Agreement;

Whereas, both parties desire that Rong360 Group and Jianpu Group launch business cooperation in which members of Rong360 Group provides a series of service and supports for members of Jianpu Group and vice versa.

THEREFORE, both parties hereby agree as follows:

SECTION 1 DEFINITIONS

1.01.       Definitions

Unless otherwise defined, terms used in this Agreement shall have the meanings assigned to them as follows:

“Affiliate”, in relation to any company (or other entities), means an entity that is controlled by, controls or is under the common control with, such company; provided however that, for the purpose of this Agreement, an Affiliate of any member of Rong360 Group excludes any and all members of Jianpu Group and vice versa. “Control” means holding more than 50% shares or voting rights of a company (or other entities) or having actual decision right or control right over the operation of such company by directors’ appointment, agreement or other means.

“This Agreement” has the meaning assigned to it in the Whereas clause.

“Jianpu” has the meaning assigned to it in the Whereas clause.

“Jianpu Group” means Jianpu and all of its subsidiaries and VIE entities.

“Rong360” has the meaning assigned to it in the Whereas clause.

“Rong360 Group” means Rong360 and all of its subsidiaries (excluding any entity of Jianpu Group) and VIE entities.

“Service Term” means 12 months from the commencement date of this Agreement and can be extended upon agreement by both parties; provided that the extended term will not exceed 12 months.

“Parties” has the meaning assigned to it in the Whereas clause.

“Law” means any national, international, state, provincial, local or similar statute, law, ordinance, regulation, by-law, rule, code, order, directive, requirement, legal principle, administrative regulation of China or other countries and rules of relevant stock exchanges for securities issuance and transaction.

1.02.       Other Terms

Other terms may be defined in any part of this Agreement. Unless otherwise specified herein, such terms shall have the meaning assigned to them for the purpose of this Agreement.

1.03.       General Interpretations

Unless otherwise specified herein, the term “include” in any grammatical form used in this Agreement shall have the meaning of “not limited to”.

SECTION 2 SERVICE

2.01.       Service provided by Jianpu for Rong360

Both parties agree that, without prejudice to independent operation of Rong360 Group and Jianpu Group, Jianpu will, during the Service Term agreed by both parties, provide Rong360 or its Affiliates (in relation to service to be actually provided by Jianpu’s Affiliate, Jianpu shall cause such Affiliate to provide Rong360 or its Affiliate) with the following service and that, in line with the fair pricing principle and taking into account the cost and expense for the provision of such service, Jianpu or its Affiliate charges service fee as agreed below:

(1)             Operation Support: including relevant technical support for the product research and development. Jianpu or its Affiliate shall prepare the confirmation form of working hours according to the actual service hours of each type of service and, upon acknowledgement by both parties, settle and charge Rong360 or its Affiliate quarterly.

(2)             Administration Support: including secretary support, event management, meeting management and other routine office support.

(3)             Human Resources Support: including support for recruitment, employees’ service center, labor force management, employees’ data management, payroll management, and other support in relation to human resources.

(4)             Legal Support: including support relating to contract management, risk control, compliance and other legal issues of the company.

(5)             Support for Finance, Internal Control, and Internal Audit. In relation to the four categories of service, including the Administration Support, Human Resources Support, Legal Support, and Support for Finance, Internal Control and Internal Audit referred to Sections 2.01(2), 2.01(3), 2.01(4) and 2.01(5), respectively, Jianpu or its Affiliate shall charge Rong360 or its Affiliate at the price of RMB_____ per year in total.

(6)      Gold Cloud Service. During the Service Term, Jianpu or its Affiliate

shall provide Rong360 or its Affiliate with Gold Cloud Service at the price in line with the fair principle.

2.02.       Service Provided by Rong360 for Jianpu

Both parties agree that, without prejudice to independent operation of Rong360 Group and Jianpu Group, Rong360 will, during the Service Term agreed by both parties, provide Jianpu or its Affiliates (in relation to service to be actually provided by Rong360’s Affiliate, Rong360 shall cause such Affiliate to provide Jianpu or its Affiliate) with the following service and that, in line with the cost and expense for the provision of such service, Rong360 or its Affiliate charges service fee as agreed below:

(1)             Human Resources Support: Rong360 or its Affiliate provides human resources support for Jianpu or its Affiliate according to the actual demand of Jianpu or its Affiliate.

(2)             Business Contract Support: In terms of any business contract within the business scope to be listed by Jianpu that is actually performed by Jianpu or its Affiliate, though the contracting party has not changed to Jianpu or its Affiliate from Rong360 or its Affiliate, both parties acknowledge that Rong360 or its Affiliate will pay and/or collect fees under such business contract on behalf of Jianpu or its Affiliate and all revenues derived from the same shall be confirmed by Jianpu or its Affiliate.

(3)             Business Resources Support: Rong360 or its Affiliate provides business resources support for Jianpu or its Affiliate according to the actual demand of Jianpu or its Affiliate.

2.03.       License of Intellectual Property

Both parties acknowledge that Rong360 (on behalf of itself and its Affiliate) license Jianpu or its Affiliate to use for free any and all intellectual property contributed to Jianpu or its Affiliate under relevant contribution agreement executed by Rong360 or its Affiliate and Jianpu or its Affiliate during the term prior to the completion of the registration of title transfer of the same.

SECTION 3 CONFIDENTIAL OBLIGATIONS

3.01.       Confidentiality

(1)             Both parties agree and acknowledge that any oral or written materials exchanged in relation to this Agreement and the existence and contents of this Agreement shall be confidential information (“Confidential Information”). Both parties shall keep any and all Confidential Information of the other party in confidence and may not disclose the same to any third party without prior written consent from the other party. Unless otherwise required by applicable laws, the receiving party will not disclose the Confidential Information of the disclosing party to any third party other than the receiving party’s Affiliate, employees or agents who need to know the same and have the obligation to keep the same in confidence with limited use. The receiving party shall protect the Confidential Information of the disclosing party in the same way it protects its own proprietary and confidential information and materials and in no event shall it be lower than the standard for reasonable caution. The receiving party and its Affiliate shall be liable for any breach of the confidential obligation by its employees or agents; provided however that the following information are not confidential information: (a) information that enters public domain (which is not disclosed without permission to the public by the receiving party or its Affiliate or persons); (b) information received by the receiving party who has no prior confidentiality obligation; (c) information obtained by the receiving party from any third party who has no confidentiality obligation to the same to the reasonable knowledge of the receiving party; (d) information to be disclosed by applicable laws, competent governmental authorities, competent securities exchanges, and rules or regulations of relevant securities exchanges (in such case and to the extent permitted by applicable laws, the receiving party shall inform the disclosing party of such requirement prior to any disclosure so that the disclosing party may claim for any possible defense for such disclosure); or (e) information disclosed by the receiving party under written authorization of the disclosing party to the permitted extent of disclosure.

(2)             Both parties further warrant that they will use the Confidential Information provided by the other party for the purpose of this Agreement only and, upon termination of this Agreement or at the request of the other party, destroy or return such Confidential Information to the other party.

(3)             No trade secret, copyright or other intellectual property right under this Agreement and no Confidential Information to be disclosed by agreement are authorized or permitted to disclose.

SECTION 4 TERM AND TERMINATION

4.01.       Commencement

This Agreement shall come into force upon its execution by authorized representatives of both parties.

4.02.       Termination

This Agreement may terminate under any of the following circumstances: (1) both parties may agree to terminate this Agreement upon written agreement; (2) either party may terminate this Agreement by a written notice to that effect if the other party materially breaches its obligations under this Agreement.

4.03.       Effect of Termination

If this Agreement terminates, this Agreement shall have no validity upon its termination and either party to this Agreement is no longer required to be liable to the other party or its Affiliate, directors, executives or employees, save as the obligations of both parties set out in Sections 3.01 (Confidentiality), 5.05 (Notice), 5.06 (Governing Law), and 5.07 (Dispute Resolution) of this Agreement. Termination of this Agreement will not exempt any liability of either party arising from any of its breach of this Agreement prior to such termination.

SECTION 5 MISCELLANEOUS

5.01.       Amendments and Waivers

Any clause of this Agreement may be amended or waived; provided that such amendment or waiver shall be made in writing and endorsed by Jianpu and Rong360 in the case of amendment or by the waiving party in the case of waiver. Failure or delay in exercising any right, power or privilege under this Agreement by either party shall not constitute the waiver of the same and any unilateral or partial exercise of the same will not exclude any other or further exercise of the same or other rights, powers or privilege.

5.02.       Assignment

Unless otherwise agreed by the other party to this Agreement in writing, neither party may assign any of its rights or obligations under this Agreement by contract or other means.

5.03.       Counterpart

This Agreement shall be executed in quadruplicate in Chinese, with each part holding two counterparts and having the same legal effect.

5.04.       Headings

Headings and contents of clauses and sections contained in this Agreement is for reference only and shall in no event affect the meaning or interpretation of this Agreement.

5.05.       Notice

Any and all notices or other correspondences required or permitted to serve under this Agreement shall be deemed as effectively served under any of the following circumstances: (i) served on the delivery date, if delivered in person or by courier; (ii) served on the receiving date, if delivered by fax (the confirmation is received and the original copy is served to the facsimile recipient within 5 calendar days in person or by courier) or by registered mail (receipt is required). The foregoing notices or correspondences shall be served to the addresses otherwise specified by both parties in writing.

5.06.       Governing Law

This Agreement shall be governed and interpreted by laws of the Cayman Islands (without application of its conflict law)

5.07.       Dispute Resolution

Any dispute arising from or in connection with this Agreement shall be resolved by both parties through friendly negotiation. If such dispute fails to be resolved within 120 days after either party requires to negotiate, either party may submit the same to China International Economic and Trade Arbitration Commission (“CIETAC”) in Beijing for arbitration in accordance with its then-effect arbitration rules. The venue shall be in Beijing. There shall be three arbitrators and each party may appoint one arbitrator. Two arbitrators so appointed shall appoint the third arbitrator who shall be the presiding arbitrator. During arbitration, both parties shall continue their respective rights and perform their respective obligations under this Agreement, except for disputed issues. The language of the proceedings shall be Chinese.

5.08.       Entire Agreement

This Agreement constitutes the entire agreement between both parties for the subject matter of this Agreement and supersedes any prior written or oral agreement and understanding on such subject matter.

IN WITNESS HEREOF, both parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date and year written above.

Jianpu Technology Inc.

Signature:	/s/ Daqing Ye

IN WITNESS HEREOF, both parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date and year written above.

Rong360 Inc.

Signature:	/s/ Daqing Ye